                                                                      Exhibit 24


                               POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Wayne R. Hellman and/or Louis S. Fisi his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign the Form S-4 Registration Statement, any amendments thereto or any new registration statement filed pursuant to Rule 464 and amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.


SIGNATURE                          TITLE                                         DATE
---------                          -----                                         ----
/s/ Alan J. Ruud                   Vice Chairman                             July 7, 1998
----------------------             and Director
Alan J. Ruud

/s/ Louis S. Fisi                  Executive Vice President,                 July 7, 1998
----------------------             Secretary and Director
Louis S. Fisi

/s/ Theodore A. Filson             Director                                  July 7, 1998
----------------------
Theodore A. Filson

/s/ Francis H. Beam                Director                                  July 7, 1998
----------------------
Francis H. Beam

/s/ Susumu Harada                  Director                                  July 7, 1998
----------------------
Susumu Harada

/s/ A Gordon Tunstall              Director                                  July 7, 1998
----------------------
A Gordon Tunstall

/s/ John R. Buerkle                Director                                  July 7, 1998
----------------------
John R. Buerkle